Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement No. 333-233704 on Form S-1, as amended, of our report dated March 16, 2020 with respect to our audit of the consolidated financial statements of Stabilis Energy, Inc. and Subsidiaries as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement, as amended.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
March 27, 2020